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Exhibit 99.1

BDM UK Limited and Subsidiaries

CONSOLIDATED FINANCIAL STATEMENTS AND RELATED NOTES FOR
THE YEARS ENDED DECEMBER 31, 2001, 2000 AND 1999

BDM UK LIMITED
REPORT OF INDEPENDENT AUDITORS

To the Board of Directors of BDM UK Limited

        We have audited the accompanying consolidated balance sheets of BDM UK Limited as of 31 December 2001 and 2000, and the related consolidated profit and loss accounts and consolidated statements of total recognised gains and losses, movements in shareholders' deficit and cash flows for each of the three years in the period ended 31 December 2001. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

        We conducted our audits in accordance with United Kingdom auditing standards and United States generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by the management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of BDM UK Limited at 31 December 2001 and 2000, and the consolidated results of its operations and its consolidated cash flows for each of the three years in the period ended 31 December 2001 in conformity with accounting principles generally accepted in the United Kingdom which differ in certain respects from those generally accepted in the United States (see Note 24 of Notes to the Financial Statements).

ERNST & YOUNG LLP

Birmingham, England
January 27, 2003

BDM UK Limited

Consolidated profit and loss account

		Year ended 31 December
	Note	2001	2000	1999
		£000	£000	£000
Turnover	2
Continuing operations		21,085	19,116	21,114
Discontinued operations		—	—	8,863

		21,085	19,116	29,977

Operating (loss)/profit	3
Continuing operations		(6,230)	(3,328)	681
Discontinued operations		—	—	338

		(6,230)	(3,328)	1,019
Profit on sale of business	21	—	—	2,549
Interest receivable	6	200	304	472
Interest payable and similar charges	7	(819)	(1,543)	(1,444)

(Loss)/profit on ordinary activities before taxation	8	(6,849)	(4,567)	2,596
Tax on (loss)/profit on ordinary activities	9	(208)	(243)	(526)

(Loss)/profit for the financial year(1)	16	(7,057)	(4,810)	2,070

(1)
A summary of the significant adjustments to the (loss)/profit for the financial year which would be required if United States generally accepted accounting principles had been applied instead of those generally accepted in the United Kingdom is given in Note 24 of Notes to the Financial Statements.

The notes to the financial statements are an integral part of these financial statements.

BDM UK Limited

Consolidated statement of total recognised gains and losses

	Year ended 31 December
	2001	2000	1999
	£000	£000	£000
(Loss)/profit for the financial year	(7,057)	(4,810)	2,070
Foreign exchange adjustment	40	(10)	86

Total (losses)/gains recognised for the financial year (1)	(7,017)	(4,820)	2,156

(1)
A statement of comprehensive income under United States generally accepted accounting principles is given in Note 24 of Notes to the Financial Statements.

        The notes to the financial statements are an integral part of these financial statements.

BDM UK Limited

Consolidated statement of movements in shareholders' deficit

	Year ended 31 December
	2001	2000	1999
	£000	£000	£000
Capital contribution	—	777	—
Recognised (losses)/gains relating to the year	(7,017)	(4,820)	2,156
Goodwill reinstated on disposal of business	—	—	73

Net (decrease)/increase in shareholders' deficit	(7,017)	(4,043)	2,229
Opening shareholders' deficit	(22,211)	(18,168)	(20,397)

Closing shareholders' deficit	(29,228)	(22,211)	(18,168)

        The notes to the financial statements are an integral part of these financial statements.

BDM UK Limited

Consolidated balance sheet

		31 December
	Note	2001	2000
		£000	£000
Fixed assets
Tangible assets	10	779	1,035
Investments	11	2,044	2,044

		2,823	3,079

Current assets
Debtors: amounts falling due within one year	12	12,850	14,036
Cash at bank and in hand		714	6,711

		13,564	20,747
Creditors: amounts falling due within one year	13	(45,615)	(46,037)

Net current liabilities		(32,051)	(25,290)

Net liabilities		(29,228)	(22,211)

Capital and reserves
Called up share capital	15	—	—
Capital contribution	16	777	777
Profit and loss account	16	(30,005)	(22,988)

Equity shareholders' deficit(1)	16	(29,228)	(22,211)

(1)
A summary of the significant adjustments to equity shareholders' deficit which would be required if United States generally accepted accounting principles had been applied instead of those generally accepted in the United Kingdom is given in Note 24 of Notes to the Financial Statements.

The notes to the financial statements are an integral part of these financial statements.

BDM UK Limited

Consolidated statement of cash flows

		Year ended 31 December
	Note	2001	2000	1999
		£000	£000	£000
Cash flow from operating activities	19	(7,293)	(1,462)	4,008

Returns on investments and servicing of finance
Interest received		200	304	472
Interest paid		(819)	(1,514)	(1,418)
Interest element of finance lease payments		—	(29)	(26)

		(619)	(1,239)	(972)

Taxation
UK		14	(107)	83
Overseas		(450)	(204)	(846)

		(436)	(311)	(763)

Capital expenditure and financial investment
Purchase of tangible fixed assets		(153)	(612)	(659)
Sale of plant and machinery		14	28	95

		(139)	(584)	564

Acquisitions and disposals
Proceeds of disposal of business		—	—	929
Financing
Capital contribution		—	777	—
Funds advanced by/(repaid to) group undertakings		2,438	7,544	(3,046)
Capital element of finance lease payments		(3)	(38)	(7)

		2,435	8,283	(3,053)

(Decrease)/increase in cash		(6,052)	4,687	(415)

Reconciliation of net cash to movement in net debt
(Decrease)/increase in cash in the year		(6,052)	4,687	(415)
Cash (inflow)/outflow from group financing		(2,438)	(7,544)	3,046
Cash outflow from lease financing		3	38	7
Translation differences		(291)	(550)	(10)
Debt transferred on disposal of business		—	—	1,493
Movement in net debt in the year		(8,778)	(3,369)	4,121
Net debt at the start of the year		(28,731)	(25,362)	(29,483)

Net debt at the end of the year	20	(37,509)	(28,731)	(25,362)

(1)
The significant differences between the cash flow statement presented above and that required under United States generally accepted accounting principles are given in Note 24 of Notes to the Financial Statements.

The notes to the financial statements are an integral part of these financial statements.

BDM UK Limited

Notes to the financial statements

1      Accounting policies

Basis of accounting

        The financial statements are prepared under the historical cost convention and in accordance with applicable UK Accounting Standards.

Fundamental accounting concept—going concern

        The financial statements have been prepared on a going concern basis, although the group is dependent upon continuing financial support being made available by the ultimate parent undertaking to enable the group to continue operating and meet its liabilities as they fall due.

        On 12 November 2002 BDM UK Limited was acquired by QAD EMEA Holdings BV, a subsidiary of QAD Inc. The new parent undertaking has confirmed its continued financial support, and accordingly the financial statements have been prepared on a going concern basis. Prior to acquisition by QAD EMEA Holdings BV, BDM UK Limited was re-capitalized by its then parent as described in note 22. All balances owing to group companies were settled prior to acquisition.

Basis of consolidation

        The consolidated profit and loss account and balance sheet include the financial statements of the company and its subsidiary undertakings made up to 31 December. The results of subsidiaries acquired are included in the consolidated profit and loss account from the date control passes. The results of subsidiaries sold are included in the consolidated profit and loss account up to the effective date of disposal.

        Intra-group sales and profits are eliminated fully on consolidation.

        On acquisition of a subsidiary, all of the subsidiary's assets and liabilities that exist at the date of acquisition are recorded at their fair values reflecting their condition at that date. All changes to those assets and liabilities, and the resulting gains and losses, that arise after the group has gained control of the subsidiary are charged to the post acquisition profit and loss account.

Goodwill

        From 1 January 1998, the difference between the fair values of consideration given and the net assets acquired is capitalised in the consolidated financial statements as goodwill. Capitalised goodwill is amortised using the straight line method over its useful life, typically 20 years. Goodwill which arose prior to 1998 remains written off to reserves.

        If a subsidiary is subsequently sold, any goodwill arising on acquisition that was written off directly to reserves will be taken into account in determining the profit or loss on sale.

Depreciation

        Depreciation is calculated to write off the cost less the estimated residual value of tangible fixed assets on a straight line basis over their estimated useful lives as follows:

Computer equipment, fixtures and vehicles	2 to 10 years
Software	2 to 4 years

Taxation

        Current tax is provided at amounts expected to be paid (or recovered) using the tax rates and laws that have been enacted or substantially enacted at the balance sheet date. Deferred tax is recognised in respect of all timing differences that have originated but not reversed at the balance sheet date, where transactions or events that result in an obligation to pay more tax in the future or a right to pay less tax in the future have occurred at the balance sheet date.

        A deferred tax asset is regarded as recoverable and therefore recognised only when, on the basis of all available evidence, it can be regarded as more likely than not that there will be suitable taxable profits against which to recover carried forward tax losses and from which the future reversal of underlying timing differences can be deducted.

        Provision is made for tax on gains arising from the revaluation (and similar fair value adjustments) of fixed assets, or gains on disposal of fixed assets that have been rolled over into replacement assets, only to the extent that, at the balance sheet date, there is a binding agreement to dispose of assets concerned. However, no provision is made where, on the basis of all available evidence at the balance sheet date, it is more likely than not that the taxable gain will be rolled over into replacement assets and charged to tax only where the replacement assets are sold.

        Deferred tax is measured at the tax rates that are expected to apply in the periods in which the timing differences are expected to reverse, based on tax rates and laws that have been enacted or substantively enacted by the balance sheet date. Deferred tax is measured on a non-discounted basis.

Foreign currency translation

        Assets and liabilities of overseas subsidiary undertakings are translated into sterling at rates of exchange ruling at the end of the financial year and the results of foreign subsidiaries are translated at the average rate of exchange for the year. Differences on exchange arising from the retranslation of the opening net investment in subsidiary companies, and from the translation of the results of those companies at average rate, are taken to reserves and are reported in the statement of total recognised gains and losses.

        Foreign currency transactions are translated at the rate of exchange ruling at the date of each transaction. Balances denominated in foreign currencies are translated at the rates of exchange ruling on the balance sheet date. Exchange differences arising in respect of transactions or balances denominated in foreign currencies are included in the profit and loss account.

Pension costs

        Contributions are paid to a number of defined contribution schemes in accordance with the recommendations of independent actuaries. Such contributions are charged to the profit and loss account as they are incurred.

Deferred income

        Income is received in advance for certain support, maintenance and service agreements. This income is recognised as turnover in equal instalments over the life of the agreement.

Finance and operating leases

        Costs in respect of operating leases are charged on a straight line basis over the lease term. Leasing agreements which transfer to the group substantially all the benefits and risks of ownership of an asset are treated as if the asset had been purchased outright. The assets are included in fixed assets and the capital element of the leasing commitments is shown as obligations under finance leases. The lease rentals are treated as consisting of capital and interest elements. The capital element is applied to reduce the outstanding obligations and the interest element is charged against profit so as to give a constant rate of charge on the remaining balance outstanding at each accounting year. Assets held under finance leases are depreciated over the shorter of the lease terms and the useful lives of equivalent owned assets.

Research and development

        Research and development expenditure is charged to the profit and loss account as incurred.

2      Turnover

        Turnover is attributable to the group's principal activity of the implementation and maintenance of information technology systems. The analysis of turnover by geographic market destination is as follows:

	Year ended 31 December
	2001	2000	1999
	£000	£000	£000
Continuing operations
United Kingdom	1,506	2,730	2,177
Rest of Europe	18,283	15,076	18,722
USA	1,288	1,286	89
Rest of the World	8	24	126

	21,085	19,116	21,114
Discontinued operations
USA	—	—	8,863

Total	21,085	19,116	29,977

        Analysis of turnover by origin is not materially different to the analysis by destination.

3      Operating expenses

	2001 Continuing	2000 Continuing	1999 Continuing	1999 Discontinued	1999 Total
	£000	£000	£000	£000	£000
Turnover	21,085	19,116	21,114	8,863	29,977
Cost of sales	(5,517)	(2,527)	(4,083)	(3,690)	(7,773)

Gross profit	15,568	16,589	17,031	5,173	22,204
Distribution costs	(3,523)	(3,812)	(3,118)	(772)	(3,890)
Administrative expenses	(18,275)	(16,105)	(13,232)	(4,063)	(17,295)

Operating (loss)/profit	(6,230)	(3,328)	681	338	1,019

4      Employee information

        The average weekly number of persons (including executive directors) employed by the group during the year was:

	Year ended 31 December
	2001 Number	2000 Number	1999 Number
Management	18	23	20
Administration	21	23	19
Development and support	160	183	245
Sales	23	25	28

	222	254	312

        Staff costs (for the above persons)

	Year ended 31 December
	2001	2000	1999
	£000	£000	£000
Wages and salaries	9,094	8,210	10,307
Social security costs	1,884	2,221	1,915
Pensions and post retirement benefits (see note 14)	11	56	214

	10,989	10,487	12,436

5      Directors' emoluments

	Year ended 31 December
	2001	2000	1999
	£000	£000	£000
Emoluments	—	120	100

Company contributions to money purchase pension schemes	—	—	—

	Number	Number	Number
Members of money purchase pension schemes	—	—	—

        The directors of the company in the year ended 31 December 2001 were employed and remunerated by a fellow group subsidiary which made no recharge to the group for their services.

6      Interest receivable

	Year ended 31 December
	2001	2000	1999
	£000	£000	£000
Bank interest	3	12	74
Parent and group undertakings	197	292	299
Other interest receivable	—	—	99

	200	304	472

7      Interest payable and similar charges

	Year ended 31 December
	2001	2000	1999
	£000	£000	£000
Bank loans and overdrafts	17	60	71
Parent and group undertakings	774	1,304	1,347
On finance leases	—	29	26
Other	28	150	—

	819	1,543	1,444

8      (Loss)/profit on ordinary activities before taxation

	Year ended 31 December
	2001	2000	1999
	£000	£000	£000
(Loss)/profit on ordinary activities before taxation is stated after charging
Exchange losses	341	480	119
Depreciation charge for the year:
Tangible fixed assets	380	435	372
Tangible fixed assets held under finance lease	—	—	5
Auditors' remuneration for:
Audit	85	88	80
Other services to the company and its subsidiaries	255	178	141
Operating leases:
Hire of plant and machinery	1,070	1,014	861
Hire of other assets	666	473	355

9      Tax on (loss)/profit on ordinary activities

(a)
Taxation charge for the year

	Year ended 31 December
	2001	2000	1999
	£000	£000	£000
United Kingdom corporation tax over provided in prior years	—	—	(4)
Overseas taxation	208	243	530

	208	243	526

(b)
Factors affecting current tax charge

A reconciliation of the current tax charge is set out below:

	2001	2000	1999
	£000	£000	£000
(Loss)/profit on ordinary activities before tax	(6,849)	(4,567)	2,596

(Loss)/profit on ordinary activities multiplied by the standard rate of corporation tax in the UK of 30%	(2,055)	(1,370)	779
Expenses not deductible for tax purposes	105	203	94
Non-taxable profit on disposal of business	—	—	(765)
Accelerated capital allowances	2	4	(10)
Higher taxes on overseas earnings	37	10	44
Surplus trading losses	2,119	1,396	388
Tax overprovided in previous years	—	—	(4)

Current tax charge for the year	208	243	526

The group will continue to incur tax charges even if losses persist, whilst subsidiaries in certain countries earn profits which are taxable. The group's taxation charge will be reduced in the future to the extent that losses carried forward by certain subsidiaries can be offset against taxable profits arising in those same subsidiary companies.

(c)
Deferred taxation

There is no provision for deferred taxation in the accounts. The deferred tax assets not recognised are as follows:

	2001	2000	1999
	£000	£000	£000
Accelerated capital allowances	24	22	18
Trading losses	2,111	800	78

	2,135	822	96

10    Tangible fixed assets

	Computer equipment, fixtures & vehicles	Software	Total
	£000	£000	£000
Cost
At 1 January 2000	2,761	137	2,898
Exchange differences	18	5	23
Additions	523	89	612
Disposals	(37)	—	(37)

At 31 December 2000	3,265	231	3,496
Exchange differences	(67)	(1)	(68)
Additions	131	22	153
Disposals	(14)	—	(14)

At 31 December 2001	3,315	252	3,567

Depreciation
At 1 January 2000	1,999	80	2,079
Exchange differences	10	3	13
Charge for the year	322	56	378
Disposals	(9)	—	(9)

At 31 December 2000	2,322	139	2,461
Exchange differences	(51)	(2)	(53)
Charge for the year	334	46	380

At 31 December 2001	2,605	183	2,788

Net book value
At 31 December 2001	710	69	779

At 31 December 2000	943	92	1,035

11    Fixed asset investments

Note receivable from group undertaking

£'000
Cost and net book value
At 31 December 2000 and 31 December 2001	2,044

The note receivable earns interest at a rate of 6% per annum and was repayable in November 2029. The note receivable was repaid in November 2002 (note 22).

12    Debtors: amounts due within one year

	31 December
	2001	2000
	£000	£000
Trade debtors	8,292	9,894
Amounts owed by group and parent undertakings	4,246	3,455
Other debtors	81	156
Prepayments and accrued income	203	489
Tax recoverable	28	42

	12,850	14,036

13    Creditors: amounts falling due within one year

	31 December
	2001	2000
	£000	£000
Obligations under finance leases	—	3
Trade creditors	3,195	4,749
Amounts owed to group and parent undertakings (see note 22)	38,859	37,658
Overseas tax	324	566
Other taxation and social security	1,483	702
Other creditors	262	32
Accruals and deferred income	1,492	2,327

	45,615	46,037

14    Pensions and similar obligations

        The group operates a number of defined contribution schemes throughout Europe in accordance with local conditions and practices. Contributions payable to these schemes are charged to the profit and loss account in the period to which they relate.

        Up to 1 March 2001, UK pension contributions were paid to the Largotim Retirement Benefits Scheme (1983), a defined contribution scheme, in respect of the UK employees. On 1 March 2001, the above scheme closed and all members were offered membership of the Lucas Pension Scheme (now known as the TRW Pension Scheme), as well as having their employment contract transferred to TRW Limited.

        All members who took up the offer of membership of the new scheme had an opening balance in the TRW Pension Scheme equal to the value of their defined contribution account under the old scheme. The number of members who transferred was not significant in comparison to the overall size of the TRW Pension Scheme and it is not practical to allocate a proportion of the Scheme's assets and liabilities to those members. Accordingly, these pension arrangements are accounted for as though the employees were members of a defined contribution scheme. Subsequent to the acquisition of the company by QAD Inc. those employees will cease to be members of the TRW Pension Scheme.

        Full scheme and associated FRS 17 disclosures for the TRW Pension Scheme, a defined benefits scheme, can be found in the accounts of TRW Limited which can be obtained from the company secretary at Stratford Road, Solihull B90 4ZS, England.

15    Called up share capital

	31 December
	2001	2000	1999
	£	£	£
Authorised
1,000 ordinary shares of £1 each	1,000	1,000	1,000

Allotted, called up and fully paid
2 ordinary shares of £1 each	2	2	2

16    Reserves

	Capital contribution	Profit and loss account	Total
	£000	£000	£000
At 1 January 1999	—	(20,397)	(20,397)
Goodwill reinstated on disposal of business	—	73	73
Exchange differences	—	86	86
Retained profit for the year	—	2,070	2,070

At 31 December 1999	—	(18,168)	(18,168)
Exchange differences	—	(10)	(10)
Retained loss for the year	—	(4,810)	(4,810)
Capital contribution	777	—	777

At 31 December 2000	777	(22,988)	(22,211)
Exchange differences	—	40	40
Retained loss for the year	—	(7,057)	(7,057)

At 31 December 2001	777	(30,005)	(29,228)

The amount of goodwill set off against the profit and loss account at 31 December 1999, 31 December 2000 and 31 December 2001 is £19,565,000.

17    Capital commitments

        The group had no future capital expenditure contracted but not provided for at 31 December 2001 (31 December 2000—nil).

18    Financial commitments

        At 31 December 2001, the group had annual commitments under non-cancellable operating leases as follows:

	At 31 December
	2001 Land and buildings	Other	2000 Land and buildings	Other
	£000	£000	£000	£000
Expiring within one year	—	52	—	53
Expiring between two and five years inclusive	212	21	219	38
Expiring in over five years	20	—	20	—

	232	73	239	91

19    Reconciliation of operating (loss)/profit to operating cash flows

	Year ended 31 December
	2001	2000	1999
	£000	£000	£000
Operating (loss)/profit	(6,230)	(3,328)	1,019
Depreciation	380	378	380
Exchange losses	346	530	162
Decrease/(increase) in debtors	1,172	(3,000)	2,880
(Decrease)/increase in creditors	(2,961)	3,958	(433)

Cashflow from operating activities	(7,293)	(1,462)	4,008

20    Analysis of net debt

	At 1 January 1999	Cash flow	Disposals	Exchange movements	At 31 December 1999
	£000	£000	£000	£000	£000
Cash at bank and in hand	2,307	(415)	—	152	2,044
Group funding	(31,742)	3,046	1,493	(162)	(27,365)
Finance leases	(48)	7	—	—	(41)

Net debt	(29,483)	2,638	1,493	(10)	(25,362)

	At 1 January 2000	Cash flow	Exchange movements	At 31 December 2000
	£000	£000	£000	£000
Cash at bank and in hand	2,044	4,687	(20)	6,711
Group funding	(27,365)	(7,544)	(530)	(35,439)
Finance leases	(41)	38	—	(3)

Net debt	(25,362)	(2,819)	(550)	(28,731)

	At 1 January 2001	Cash flow	Exchange movements	At 31 December 2001
	£000	£000	£000	£000
Cash at bank and in hand	6,711	(6,052)	55	714
Group funding (see note 22)	(35,439)	(2,438)	(346)	(38,223)
Finance leases	(3)	3	—	—

Net debt	(28,731)	(8,487)	(291)	(37,509)

21    Related party transactions

        The group has taken advantage of the exemption available in Financial Reporting Standard No. 8 ("FRS 8") not to disclose transactions or balances with entities whose voting rights are 90% or more controlled within the TRW group.

        There are no disclosable transactions with other related parties.

        On 31 December 1999, BDM Largotim Inc, a wholly owned subsidiary was transferred to BDM International Inc, the immediate parent company of BDM UK Limited, for a consideration of £929,000 in cash plus a £2,044,000 long term note, generating an exceptional profit of £2,549,000, after charging reinstated goodwill of £73,000.

22    Post balance sheet event

        On 12 November 2002, BDM International Inc the immediate parent company of BDM UK Limited ("BDM UK") paid £34,100,000 of cash into BDM UK. From this amount £2,044,000 was used to settle a note receivable and the balance of £32,056,000 was used to increase the issued share capital of BDM UK. BDM UK in turn used this cash to recapitalise its subsidiaries. The net result of this was that BDM UK and its subsidiaries were able to settle balances owing to group companies, prior to BDM UK's acquisition by QAD EMEA Holdings BV.

23    Controlling and ultimate parent company

        As at 31 December 2001, the directors considered TRW Inc., a company incorporated in the State of Ohio in the United States of America, to be its controlling and ultimate parent company. The immediate parent company was BDM International Inc., a company incorporated in the United States of America. Copies of the consolidated financial statements of TRW Inc. are available from 1900 Richmond Road, Cleveland, OH 44124-33760, USA.

        On 12 November 2002, BDM UK and its subsidiaries were sold to QAD EMEA Holdings BV, a subsidiary of QAD Inc., which is now considered by the directors to be the ultimate parent company. Copies of the consolidated financial statements of QAD Inc. are available from 6450 Via Real, Carpinteria, California 93013, USA.

24    Differences between United Kingdom and United States Generally Accepted Accounting Principles

        The group's consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United Kingdom (UK GAAP) which differ from those generally accepted in the United States (US GAAP). The significant differences as they apply to the group are summarised below.

Intangible fixed assets

        In accordance with UK GAAP, goodwill arising on acquisitions prior to 1 January 1998 was written off directly to reserves. This is inconsistent with US GAAP, which require such goodwill to be capitalised and amortised over the estimated useful life of the goodwill. An impairment review of the goodwill indicates that it had no value at 31 December 1998, and accordingly no difference between the figures reported under UK GAAP and US GAAP arises.

Deferred taxation

        The Group provides for taxation using the liability method on all timing differences apart from any relating to the revaluation of fixed assets. Deferred taxation assets are recognised only where their recovery by a reduction of future taxable profits is more likely than not. Under US GAAP deferred taxation would be computed on all differences between tax bases and book values of assets and liabilities which will result in taxable or tax deductible amounts arising in future years. Deferred taxation assets under US GAAP would be recognised only to the extent that it is more likely than not that they will be realised. No differences arise under these accounting policies.

Disposal of businesses to group companies

        Under UK GAAP businesses sold to fellow group companies are consolidated to the date of disposal and a profit or loss on that disposal is recorded. Under US GAAP the disposal of the business would be recorded at no profit or loss, with the gain arising being treated as a contribution to the company's capital. Results of this business would also be excluded from consolidation for all periods for which this business was owned.

        The following statements provide a reconciliation between (loss)/profit for the financial year under UK GAAP and net income under US GAAP and statements of comprehensive income under US GAAP. There are no differences between shareholders' deficit under UK GAAP and shareholders' deficit under US GAAP.

Income

	Year ended 31 December
	2001	2000	1999
	£000	£000	£000
(Loss)/profit for the financial year in accordance with UK GAAP	(7,057)	(4,810)	2,070
US GAAP adjustments
Profits after taxation of business sold to fellow group subsidiary	—	—	(220)
Gain on sale of business to fellow group subsidiary	—	—	(2,549)

Net (loss) in accordance with US GAAP	(7,057)	(4,810)	(699)

Comprehensive income

        Comprehensive income under US GAAP is as follows:

	Year ended 31 December
	2001	2000	1999
	£000	£000	£000
Net (loss) in accordance with US GAAP	(7,057)	(4,810)	(699)
Other comprehensive income:
Currency translation differences	40	(10)	86

Comprehensive (loss) in accordance with US GAAP	(7,017)	(4,820)	(613)

Consolidated statement of cash flows

        The consolidated statement of cash flows prepared under UK GAAP presents substantially the same information as that required under US GAAP, but may differ with regard to classification of items within the statements and as regards the definition of cash under UK GAAP and cash and cash equivalents under US GAAP.

        US GAAP require cash and cash equivalents include short term highly liquid investments but do not include bank overdrafts. Under UK GAAP, cash flows are presented separately for operating activities, dividends received from associates, returns on investments and servicing of finance, taxation, capital expenditure and financial investment, acquisitions and disposals, equity dividends and management of liquid resources and financing. US GAAP, however requires only three categories of cash flow activity to be reported: operating, investing and financing. Cash flows from taxation and returns on investment and servicing of finance shown under UK GAAP would be included as operating activities under US GAAP. Under US GAAP capital expenditure and financial investment are reported within investing activities. Cash flows relating to the disposal of a business to a fellow group company which was treated as acquisitions and disposals under UK GAAP is treated as financing activities under US GAAP.

        The categories of cash flow activity under US GAAP can be summarised as follows:

	Year ended 31 December
	2001	2000	1999
	£000	£000	£000
Cash (outflow)/inflow from operating activities	(8,348)	(3,012)	2,053
Cash (outflow) on investing activities	(139)	(584)	(564)
Cash inflow/(outflow) from financing activities	2,435	8,283	(1,904)

(Decrease)/increase in cash and cash equivalents	(6,052)	4,687	(415)
Effect of foreign exchange rate changes	55	(20)	152
Cash and cash equivalents
At 1 January	6,711	2,044	2,307

At 31 December	714	6,711	2,044

25    Financial statements

        The financial information contained in these financial statements does not constitute statutory accounts as defined in section 240 of the Companies Act 1985 of Great Britain. Statutory accounts for the years ended 31 December 2001, upon which the auditors issued an unqualified audit opinion, have been delivered to the Registrar of Companies for England and Wales.

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BDM UK Limited Consolidated statement of total recognised gains and losses
BDM UK Limited Consolidated statement of movements in shareholders' deficit
BDM UK Limited Consolidated balance sheet
BDM UK Limited Consolidated statement of cash flows
BDM UK Limited Notes to the financial statements